UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2009

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

KPMG LLP was previously the principal accountants for CIB Marine Bancshares, Inc. (the "Company"). On December 17, 2009, the audit committee of the Company’s board of directors approved the dismissal of the Company’s independent registered public accounting firm, KPMG LLP ("KPMG"). On that date, the audit committee and the board approved and ratified the engagement of Crowe Horwath LLP ("Crowe") to serve as the Company’s independent registered public accountants for the fiscal year ended December 31, 2009. KPMG has served as the registered public accounting firm for the Company since 1998.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle with the exception of the following "going concern" paragraph included in KPMG’s audit report on the Company’s consolidated financial statements as of and for the year ended December 31, 2008:

"The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company's inability to meet its obligations with regard to the trust preferred securities, in addition to its continued net losses, and in consideration of ongoing regulatory matters raise substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During each of the fiscal years ended December 31, 2007 and December 31, 2008 and the subsequent period from January 1, 2009 through December 18, 2009, there were no: (i) disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement; or (ii) "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

A letter from KPMG LLP dated December 23, 2009, is attached as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years and the subsequent period prior to the Company’s engagement of Crowe, the Company did not consult with Crowe regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, the Company accepted the resignation of Norman E. Baker from its Board of Directors, as well as the Audit, Executive Loan, and Compensation and Stock Option Committees of the Board of Directors. Mr. Baker’s resignation from the Board of Directors of the Company’s wholly-owned subsidiary bank, CIBM Bank, was also accepted on December 21, 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16.1 - Letter from KPMG, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

December 23, 2009	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

16.1	Letter from KPMG LLP.